To the Shareholders and Board of Directors of Oak Ridge Funds, Inc.

       In planning and performing our audit of the financial statements and financial highlights of Oak Ridge Small Cap Equity Fund and Oak Ridge Large Cap Equity Fund (constituting Oak Ridge Funds, Inc. and hereafter referred to as the "Funds") for the period from December 1, 1999 for the Oak Ridge Small Cap Equity Fund and March 1, 1999 (commencement of operations)for the Oak Ridge Large Cap Equity Fund through November 30, 1999, we considered the "Funds" internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

       The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control activities. Generally, control activities that are relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

       Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

       Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control component does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including control activities for safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 1999.

       This report is intended solely for the information and use of management and the Board of Directors of Oak Ridge Funds, Inc. and the Securities and Exchange Commission.


       PricewaterhouseCoopers LLP
       Milwaukee, Wisconsin
       January 6, 2000